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                                                                     EXHIBIT 4.3


                             CORUS BANKSHARES, INC.
                             1999 STOCK OPTION PLAN


         ARTICLE 1. ESTABLISHMENT, PURPOSE, AND EFFECTIVE DATE OF PLAN

         1.1 Establishment of the Plan. CORUS BANKSHARES, INC. (hereinafter referred to as the "Company"), hereby establishes an incentive compensation plan to be known as the "1999 Stock Option Plan" (hereinafter referred to as the "Plan"), as set forth in this document. The Plan permits the grant of incentive stock options, nonqualified stock options, stock appreciation rights, and restricted stock to Key Employees. Subject to ratification by a majority of the shareholders of the Company at the Company's 1999 annual meeting of its Shareholders, the Plan shall become effective as of February 17, 1999 (the "Effective Date"), and shall remain in effect as provided in Section 1.3 herein. Awards may be granted hereunder on or after the Effective Date, but in no event be exercisable or payable to a Participant prior to such stockholder approval; and, if such approval is not obtained within twelve (12) months after the Effective Date, such awards shall be of no force and effect.

         1.2 Purpose of the Plan. The purpose of the Plan is to promote the success of the Company by providing incentives to Key Employees that will link their personal interests to the longterm financial success of the Company and to the growth in shareholder value. The Plan is intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Key Employees upon whose judgment, interest, and special effort the successful conduct of its operation is largely dependent.

         1.3 Duration of the Plan. The Plan shall commence on the Effective Date, as described in Section 1.1. herein, and shall remain in effect, subject to the right of the Board of Directors to terminate the Plan at any time pursuant to Article 12, until all Stock subject to it shall have been purchased or acquired according to the provisions herein. However, in no event may an Award be granted under the Plan on or after the tenth (10th) anniversary of the Plan's Effective Date.

         ARTICLE 2. DEFINITIONS AND CONSTRUCTION

         2.1 Definitions. Whenever used in the Plan, the following terms shall have the meanings set forth below and, when the meaning is intended, the initial letter of the word is capitalized:

         (a) "Award" means, individually or collectively, a grant under this Plan of Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights or Restricted Stock.

         (b) "Beneficial Owner" shall have the meaning ascribed to such term in Rule 13d3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act").


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         (c) "Board" or "Board of Directors" means the Board of Directors of the
         Company.

         (d) "Change in Control" shall be deemed to have occurred if the conditions set forth in any one of the following paragraphs shall have been satisfied:

             (i) a change in the ownership of fifty percent (50%) or more of the Corporation's outstanding common stock, within a twelve month period; or,

             (ii) The stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the Voting Stock outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 80% of the total voting power represented by the Voting Stock or the voting securities of such surviving entity outstanding immediately after such merger or consolidation, or

             (iii) The stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets. However, in no event shall a Change in Control be deemed to have occurred, with respect to a Participant, if the Participant is part of a purchasing group which consummates the Change in Control transaction. The Participant shall be deemed "part of a purchasing group..." for purposes of the preceding sentence if the Participant is an equity participant or has agreed to become an equity participant in the purchasing company or group (except for (a) passive ownership of less than 5% of the Stock of the purchasing company or (b) ownership of equity participation in the purchasing company or group which is otherwise not deemed to be significant, as determined prior to the Change in Control by a majority of the nonemployee continuing directors). The Board has final authority to determine the exact date on which a change in control has been deemed to have occurred under (i), (ii), and (iii) above.

         (e) "Cause" means:

             (i)misappropriation of any funds or property of the Corporation; or

             (ii) attempting to obtain any personal profit from any transaction in which the Participant has a personal financial interest, unless the Participant shall have first obtained the consent of the Board of Directors; or

             (iii) material neglect or refusal to perform the duties reasonably assigned to the Participant, or
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             (iv) participating in a course of conduct which is injurious to the reputation of the Company or its subsidiaries; or

             (v) being convicted of a felony; or

             (vi) being adjudicated a bankrupt, or

             (vii) suspension due to the direction of any authorized bank regulatory agency.

         (f) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

         (g) "Committee" means the Stock Option Committee of the Board, or any other committee appointed by the Board to administer the Plan pursuant to Article 3 herein.

         (h) "Company" means CORUS BANKSHARES, INC., a bank holding corporation or any successor thereto as provided in Article 15 herein.

         (i) "Disability" means a permanent and total disability as determined by the Committee in good faith, upon receipt of sufficient competent medical advice.

         (j) "Fair Market Value" on a specified date means the average of the bid and asked closing prices at which one Share is traded on the over-the-counter market on that date, as reported on the National Association of Securities Dealers Automated Quotation system ("NASDAQ"), or the closing price at which a Share is listed if listed as a national market security on NASDAQ or on a national securities exchange on which Shares are primarily traded; but if no Shares were traded on such date, then on the last previous date on which a Share was so traded, or if none of the above is applicable, the value of a Share as established by the Committee for such date using any reasonable method of valuation.

         (k) "Incentive Stock Option" or "ISO" means an Option, granted under
         Article 6 herein, which is designated as an Incentive Stock Option and is intended to meet the requirements of Section 422(b) of the Code.

         (l) "Key Employee" means an employee of the Company or one of its Subsidiaries, including an employee who is an officer or a director of the Company or one of its Subsidiaries, who, in the opinion of members of the Committee, can contribute significantly to the growth and profitability of the Company. "Key Employee" also may include those employees, identified by the Committee, in situations concerning extraordinary performance, promotion, retention, or recruitment. The granting of an Award under this Plan shall be deemed a determination by the Committee that such employee is a Key Employee.

         (m) "Nonqualified Stock Option" or "NSO" means an Option, granted under
         Article 6 herein, which is not intended to be an Incentive Stock
         Option.

         (n) "Option" means an Incentive Stock Option or a Nonqualified Stock Option. Subject to the terms and conditions of the Plan (including but not limited to

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         Section 6.12) and of the relevant Option agreement, the grant of an
         Option entitles the Participant to purchase Shares at an Exercise Price established by the Committee.

         (o) "Participant" means a Key Employee of the Company who has been granted an Award under the Plan.

         (p) "Period of Restriction" means the period during which the transfer of Shares of Restricted Stock is restricted, during which the Participant is subject to a substantial risk of forfeiture, pursuant to
         Article 8 herein.

         (q) "Person" shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a group as defined in Section 13(d).

         (r) "Plan" means the CORUS BANKSHARES, INC. 1999 Stock Option Plan, as herein described.

         (s) "Restricted Stock" means a Stock Award granted to a Participant pursuant to Article 8 herein.

         (t) "Stock" or "Shares" means the common stock of the Company.

         (u) "Stock Appreciation Right" and "SAR" mean the right to receive a payment from the Company equal to the excess of the Fair Market Value of a share of Stock at the date of exercise over a specified price fixed by the Committee, which shall not be less than 100% of the Fair Market Value of the Stock on the date of grant.

         (v) Subsidiary means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the Option, each of the corporations, other than the last corporation in the unbroken chain owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

         2.2 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

         2.3 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

         ARTICLE 3.  ADMINISTRATION

         3.1 The Committee. The authority to control and manage the operation and administration of the Plan shall be vested in a committee (the "Committee") consisting of not less than two directors who shall be appointed from time to time by, and shall serve at the discretion of, the Board of Directors. Each member of the Committee shall be a "non-employee director"
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for purposes of Rule 16b-3 promulgated under the Securities Exchange Act of 1934 and an "outside director" for purposes of Code Section 162(m) and the regulations thereunder.

         3.2 Authority of the Committee. Subject to the provisions of the Plan, the Committee shall have full power to construe and interpret the Plan; to establish, amend or waive rules and regulations for its administration; to make all other determinations that may be necessary or advisable for the administration of the Plan; to accelerate the exercisability of any Award or the end of a Period of Restriction or the termination of any Award Agreement, or any other instrument relating to an Award under the Plan; and (subject to the provisions of Article 12 herein) to amend the terms and conditions of any outstanding Option, or Restricted Stock Award to the extent such terms and conditions are within the discretion of the Committee as provided in the Plan. Notwithstanding the foregoing, no action of the Committee may, without the consent of the person or persons entitled to exercise any outstanding Option or to receive payment of any other outstanding Award, adversely affect the rights of such person or persons.

         3.3 Selection of Participants. The Committee shall have the authority to grant Awards under the Plan, from time to time, to such Key Employees (including officers and directors who are employees) as may be selected by it, in its discretion and to determine the time or times of receipt, to determine the types of Awards, and the number of Shares covered by the Awards, to establish the terms, conditions, performance criteria, restrictions and all other terms, conditions and provisions of such Awards. The Committee shall select Participants from among those whom they have identified as being Key Employees.

         3.4 Decisions Binding. All interpretations, determinations and decisions made by the Committee pursuant to the provisions of the Plan shall be final, conclusive and binding on all persons, including the Company, its Subsidiaries, stockholders, Employees, Participants and their estates and beneficiaries.

         3.5 Delegation of Certain Responsibilities. The Committee may, in its sole discretion, delegate to appropriate officers of the Company the administration of the Plan under this Article 3, provided that the Committee may not delegate its authority to correct errors, omissions or inconsistencies in the Plan. All authority delegated by the Committee under this Section 3.5 shall be exercised in accordance with the provisions of the Plan and any guidelines for the exercise of such authority that may from time to time be established by the Committee.

         3.6 Procedures of the Committee. All determinations of the Committee shall be made by not less than a majority of its members present at the meeting (in person or otherwise) at which a quorum is present. A majority of the entire Committee shall constitute a quorum for the transaction of business. Any action required or permitted to be taken at a meeting of the Committee may be taken without a meeting if a unanimous written consent, which sets forth the action, is signed by each member of the Committee and filed with the minutes for proceedings of the Committee. No member of the Committee shall be liable, in the absence of bad faith, for any act or omission with respect to his or her other services on the Committee. Service on the Committee shall constitute service as a director of the Company so that members of the

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Committee shall be entitled to indemnification (as provided in Article 14 herein), and limitation of liability and reimbursement with respect to their services as members of the Committee to the same extent as for services as directors of the Company.

         3.7 Award Agreements. Each Award under the Plan shall be evidenced by an award agreement which shall be signed by an officer of the Company and by the Participant, and shall contain such terms and conditions as may be approved by the Committee, which need not be the same in all cases. Any award agreement may be supplemented or amended in writing from time to time as approved by the Committee, provided that the terms of such agreements as amended or supplemented, as well as the terms of the original award agreement, are not inconsistent with the provisions of the Plan.

         Nothing contained in the Plan or any resolutions adopted or to be adopted by the Board of Directors or by the stockholders of the Company shall constitute the granting of an Award under the Plan. An Employee who receives an Award under the Plan will not, with respect to such Award, be deemed to have become a Participant, or to have any rights with respect to such Award, unless and until such Employee has executed an award agreement or other instrument evidencing the Award and shall have delivered an executed copy thereof to the Company, and has otherwise complied with the applicable terms and conditions of the Award.

         3.8 Form and Time of Elections. Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification, or revocation thereof, shall be in writing filed with the Committee at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require.

         3.9 Information to be Furnished to the Committee. The Company shall furnish the Committee with such data and information as it determines may be required for it to discharge its duties. The records of the Company as to an Employee's or Participant's employment, termination of employment, leave of absence, reemployment and compensation shall be conclusive on all persons unless determined to be incorrect. Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

         ARTICLE 4.  STOCK SUBJECT TO THE PLAN

         4.1 The Shares with respect to which Awards may be made under the Plan shall be Shares currently authorized but unissued..

         4.2 Subject to the following provisions of this subsection 4.2, the maximum number of Shares that may be granted to Participants and their beneficiaries under the Plan shall be 1,000,000 Shares.



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         (a) To the extent provided by the Committee, any Award may be settled in cash rather than Stock. To the extent any Shares covered by an Award are not delivered to a Participant or beneficiary because the Award is forfeited, terminated, lapses or expires, or the Shares are not delivered because the Award is settled in cash or used to satisfy the applicable tax withholding obligation, such Shares shall nevertheless be deemed delivered for purposes of determining the maximum number of Shares available for delivery under the Plan.

         (b) If the exercise price of any stock option granted under the Plan or any Prior Plan is satisfied by tendering Shares to the Company pursuant to Section 6.6(b), the total number of Shares issued shall be deemed delivered for purposes of determining the maximum number of Shares available for delivery under the Plan.

         (c) Subject to paragraph 4.2(d), the following additional maximums are imposed under the Plan.

             (i) The maximum number of Shares that may be issued by Options intended to be ISOs shall be 100,000 Shares.

             (ii) The maximum number of Shares that may be covered by Awards granted to any one individual pursuant to Article 6 and Article 7 (relating to Options and SARs) shall be 250,000 Shares during any one calendar-year period. To the extent required by Section 162(m) of the Code and so long as 162(m) is applicable to persons eligible to participate in the Plan, Shares of Stock subject to the foregoing limit with respect to which the related Award is terminated, surrendered or canceled shall not again be available for grant under this limit.

             (iii) The maximum number of Shares that may be issued in conjunction with Awards granted pursuant to Article 8 (relating to Other Stock Awards) shall be 100,000 Shares.

         (d) Adjustments in Authorized Shares. In the event of any merger, reorganization, split-up, spin-off, consolidation, recapitalization, separation, liquidation, extraordinary cash dividend, Stock dividend, Stock split, share combination, exchange of shares, or other change in the corporate structure of the Company affecting the Stock, such adjustment shall be made in the number and class of Shares which may be granted and delivered under the Plan, and in the number and class of and/or price of Shares subject to outstanding Options, SARs and Restricted Stock Awards granted under the Plan, as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights; and provided that the number of Shares subject to any Award shall always be a whole number. Any adjustment of an Incentive Stock Option under this paragraph shall be made in such a manner so as not to constitute a "modification" within the meaning of Section 424(h)(3) of the Code.



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         4.3. General Restrictions. Delivery of Shares or other amounts under the Plan shall be subject to the following:

         (a) Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any shares of Stock under the Plan or make any other distribution of benefits under the Plan unless such delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act of 1933), and the applicable requirements of any securities exchange or similar entity.

         (b) To the extent that the Plan provides for issuance of stock certificates to reflect the issuance of Shares, the issuance may be effected in the discretion of the Committee on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

         4.4. Grant and Use of Awards. In the discretion of the Committee, a Participant may be granted any Award permitted under the provisions of the Plan, and more than one Award may be granted to a Participant. Awards may be granted as alternatives to or replacement of awards granted or outstanding under the Plan, or any other plan or arrangement of the Company (including a plan or arrangement of a business or entity, all or a portion of which is acquired by the Company). Subject to the overall limitation on the number of Shares that may be delivered under the Plan, the Committee may use available Shares in the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of the Company, including the plans and arrangements of the Company assumed in business combinations.

         4.5. Settlement and Payments. Awards may be settled through cash payments, the delivery of Shares, the granting of replacement Awards, or combination thereof as the Committee shall determine. Any Award settlement, may be subject to such conditions, restrictions and contingencies as the Committee shall determine.

         ARTICLE 5.  ELIGIBILITY AND PARTICIPATION

         5.1 Eligibility. Persons eligible to participate in this Plan include all employees of the Company or a Subsidiary who, in the opinion of members of the Committee, are Key Employees. "Key Employees" may include employees who are members of the Board, but may not include directors who are not fulltime employees.

         5.2 Actual Participation. Subject to the provisions of the Plan, the Committee may from time to time select from Key Employees, those to whom Awards shall be granted and determine the nature and amount of each Award. No employee shall have any right to be granted an Award under this Plan.



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         ARTICLE 6.  STOCK OPTIONS

         6.1 Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Key Employees at anytime and from time to time as shall be determined by the Committee. Subject to Article 4, the Committee shall have complete discretion in determining the number of Shares subject to Options granted to each Participant. The Committee may grant any type of option to purchase Stock that is permitted by law at the time of grant including, but not limited to, ISOs and NSOs. However, no employee may receive an Award of Incentive Stock Options that are first exercisable during any calendar year to the extent that the aggregate Fair Market Value of the Stock (determined at the time the options are granted) exceeds $100,000. Nothing in this Article 6 shall be deemed to prevent the grant of NSOs in excess of the maximum established by
Section 422(d) of the Code.

         6.2 Option Agreement. Each Option grant shall be evidenced by an Option agreement that shall specify the type of Option granted, the Exercise Price, the duration of the Option, the number of Shares to which the Option pertains, and such other terms and provisions as the Committee shall determine. The Option agreement shall specify whether the Option is intended to be an Incentive Stock Option within the meaning of Section 422(b) of the Code, or a Nonqualified Stock Option whose grant is intended not to fall under the Code provisions of Section 422(b). Unless otherwise expressly provided at the time of grant, Options granted under the Plan will be NSOs.

         6.3 Exercise Price. The "Exercise Price" of each Option and SAR granted under this Article 6 and Article 7 shall be established by the Committee or shall be determined by a method established by the Committee at the time that the Option or SAR is granted; except that the Exercise Price shall not be less than 100% of the Fair Market Value of a Share on the date of grant.

         An Incentive Stock Option granted to an Employee who, at the time of grant, owns (within the meaning of Section 424(d) of the Code) Stock possessing more than 10% of the total combined voting power of all classes of Stock of the Company, shall have an exercise price which is at least 110% of the Fair Market Value of the Stock subject to the Option.

         6.4 Duration of Options. Each Option shall expire at such time as the Committee shall determine at the time of grant provided, however, that (i) subject to clause (ii), no ISO shall be exercisable later than the tenth (10th) anniversary date of its grant; and (ii) in the case of an individual described in the second paragraph of Section 6.3, no ISO shall be exercisable later than the fifth (5th) anniversary date of its grant.

         6.5 Exercise of Options. Options granted under the Plan shall be exercisable, on such terms and conditions and during such periods as the Committee shall in each instance establish, which need not be the same for all Participants.

         6.6 Payment. Options shall be exercised by the delivery of a written notice to the Company setting forth the number of Shares of Stock with respect to which the Option is to be exercised, accompanied by full payment for the Shares, subject to the following:

         (a) the full Exercise Price for Shares purchased upon the exercise of any Option shall be paid at the time of such exercise (except that, in the case of an exercise arrangement approved by the Committee and described in paragraph (c), payment may be made as soon as practicable after the exercise).

         (b) The Exercise Price shall be payable in cash or, if permitted by the Committee, by tendering, by either actual delivery of Shares or by attestation, Shares acceptable to the Committee in its discretion, and valued at Fair Market Value as of the day of exercise, or in any combination of cash and shares thereof, as determined and permitted by the Committee.

         (c) The Committee may, in its discretion, permit a Participant to elect to pay the Exercise Price upon the exercise of an Option by irrevocably authorizing a third party to sell Shares (or a sufficient portion of the Shares) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise.

         The proceeds from such a payment shall be added to the general funds of the Company and shall be used for general corporate purposes.

         As soon as practicable, after receipt of written notification and payment, the Company shall deliver to the Participant Stock certificates in an appropriate amount based upon the number of Options exercised, issued in the Participant's name.

         Notwithstanding the foregoing, the Committee may permit the Participant to defer the delivery of such shares on such terms and conditions as the Committee shall establish.

         6.7 Restrictions on Stock Transferability. The Committee shall impose such restrictions on any Stock acquired pursuant to the exercise of an Option under the Plan as it may deem advisable, including, without limitation, restrictions under applicable Federal securities law, under the requirements of any stock exchange upon which such Stock is then listed and under any blue sky or state securities laws applicable to such Shares.

         6.8 Termination of Employment Due to Death or Disability. In the event the employment of a Participant is terminated by reason of death, any outstanding Options shall become 100% vested and immediately exercisable at any time prior to the expiration date of the Options or within 90 days after such date of termination of employment, whichever period is shorter, by such person or persons as shall have acquired the Participant's rights under the Option by will or by the laws of descent and distribution. In the event the employment of a Participant is terminated by reason of Disability, any outstanding Options shall become 100% vested and immediately exercisable at any time prior to the expiration date of the Options or within 90 days after such date of termination of employment, whichever period is shorter. In the case of Incentive Stock Options, the favorable tax treatment prescribed under Section 422(b) of the Internal Revenue Code of 1986, as amended may not be available if the options are not exercised within the Section 422(b) prescribed time period after termination of employment for death, disability, or retirement.

         6.9 Termination of Employment for Other Reasons. If the employment of a Participant shall terminate for any reason other than death, disability or for Cause, all outstanding Options that have not become vested and exercisable as of his date of termination shall terminate immediately on that date. All outstanding Options that have become vested and exercisable as of his date of termination shall terminate one month after such date of termination. In its sole discretion, the Committee may extend the exercisability of any outstanding Option that was vested and exercisable as of his date of termination for up to 90 days, but in no event beyond the expiration date of the Option.

         If the employment of a Participant shall terminate for Cause, rights under all outstanding Options shall be immediately terminated upon termination of employment.

         6.10 Nontransferability of Options. Except as otherwise provided by the Committee in the applicable Option agreement, no Option granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution. Unless otherwise determined by the Committee in accordance with the provisions of the immediately preceding sentence, an Award may be exercised during the lifetime of a Participant only by the Participant or during the period that the Participant is under a legal disability by the Participant's guardian or legal representative.

         6.11 Rule 16b-3 Requirements. Notwithstanding any other provision of the Plan, the Committee may impose such conditions on exercise of an Option (including without limitation the right of the Committee to limit the time of exercise to specified periods) as may be necessary to satisfy the requirements of Rule 16b-3.

         6.12 Settlement in Cash. Pursuant to, and not in limitation of, Sections 4.2(a) and 4.5, upon the exercise of an Option by a Participant, the Committee may in its discretion pay to the Participant in lieu of Shares, an amount in cash equal to the excess of (a) the Fair Market Value at the time of exercise of the number of Shares of Stock with respect to which the Participant is exercising his Option; over (b) the total Exercise Price for such Shares established by the Committee; reduced by (c) withholding for all applicable taxes.

         ARTICLE 7.  STOCK APPRECIATION RIGHTS

         7.1 Grant of Stock Appreciation Rights. Subject to the provisions of Articles 1 and 4, Stock Appreciation Rights ("SARs") may be granted to Participants at any time and from time to time as shall be determined by the Committee.

         7.2 Exercise of SARs. SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon the SARs.

         7.3 Payment of SAR Amount. Upon exercise of the SAR, the holder shall be entitled to receive payment of an amount (subject to Section 7.5 below) determined by multiplying:

         (a) The difference between the Fair Market Value of a share of Stock at the date of exercise over the Exercise Price (determined at Section 6.3) by

         (b) The number of Shares with respect to which the Stock Appreciation Right is exercised.

         7.4 Form and Timing of Payment. At the discretion of the Committee, payment for SARs may be made in cash or Stock, or in a combination thereof.

         7.5 Limit on Appreciation. At the time of grant, the Committee may establish in its sole discretion, a maximum amount per share which will be payable upon exercise of an SAR.

         7.6 Rule 16b3 Requirements. Notwithstanding any other provision of the Plan, the Committee may impose such conditions on exercise of an SAR (including, without limitation, the right of the Committee to limit the time of exercise to specified periods) as may be required to satisfy the requirements of Rule 16b3.

         7.7 Term of SAR. The term of an SAR granted under the Plan shall not exceed 20 years.

         7.8 Termination of Employment. In the event the employment of a Participant is terminated by reason of death, Disability, Retirement, or any other reason, any SARs outstanding shall terminate in the same manner as specified for Options under Sections 6.8 and 6.9 herein.

         7.9 Nontransferability of SARs. Except as otherwise provided by the Committee in the applicable Award agreement, no SAR granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution. Unless otherwise determined by the Committee in accordance with the provisions of the immediately preceding sentence, an Award may be exercised during the lifetime of a Participant only by the Participant or during the period that the Participant is under a legal disability by the Participant's guardian or legal representative.

         ARTICLE 8.  RESTRICTED STOCK

         8.1 Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock under the Plan to such Participants and in such amounts as it shall determine.

         8.2 Restricted Stock Agreement. Each Restricted Stock grant shall be evidenced by a Restricted Stock Agreement that shall specify the Period of Restriction, or periods, the number of Restricted Stock Shares granted, and such other provisions as the Committee shall determine.

         8.3 Transferability. Except as provided in this Article 8, the Shares of Restricted Stock granted hereunder may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the termination of the applicable Period of Restriction or for such period of time as shall be established by the Committee and as shall be specified in the Restricted Stock Agreement, or upon earlier satisfaction of other conditions as specified by the Committee in its sole discretion and set forth in the Restricted Stock Agreement. All rights with respect to the Restricted Stock granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant.

         8.4 Other Restrictions. The Committee shall impose such other restrictions on any Shares of Restricted Stock granted pursuant to the Plan as it may deem advisable including, without limitation, restrictions under applicable Federal or state securities laws, and may legend the certificates representing Restricted Stock to give appropriate notice of such restrictions.

         8.5 Certificate Legend. In addition to any legends placed on certificates pursuant to Section 8.4 herein, each certificate representing Shares of Restricted Stock granted pursuant to the Plan shall bear the following legend:

         "The sale or other transfer of the Shares of Stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer set forth in the 1999 Stock Option Plan of CORUS BANKSHARES, INC., in the rules and administrative procedures adopted pursuant to such Plan, and in a Restricted Stock Agreement dated _____________. A copy of the Plan, such rules and procedures, and such Restricted Stock Agreement may be obtained from the Secretary of CORUS BANKSHARES, INC."

         8.6 Removal of Restrictions. Except as otherwise provided in this Article, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall become freely transferable by the Participant after the last day of the Period of Restriction. Once the Shares are released from the restrictions, the Participant shall be entitled to have the legend required by
Section 8.5 removed from his Stock certificate.

         8.7 Voting Rights. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares.

         8.8 Dividends and Other Distributions. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder shall be entitled to receive all dividends and other distributions paid with respect to those Shares while they are so held. If any such dividends or distributions are paid in Shares of Stock, the Shares shall be subject to the same restrictions on transferability as the Shares of Restricted Stock with respect to which they were paid.

         8.9 Termination of Employment Due to Death or Disability. In the event a Participant's employment is terminated because of death or Disability during the Period of Restriction, any remaining Period of Restriction applicable to the Restricted Stock pursuant to Section 8.3 herein shall automatically terminate and, except as otherwise provided in Section 8.4, the Shares of Restricted Stock shall thereby be free of restrictions and fully transferable.

         8.10 Termination of Employment for Other Reasons. In the event that a Participant terminates his employment with the Company for any reason other than for Death or Disability as set forth in Section 8.9 herein, during the Period of Restriction, then any Shares of Restricted Stock still subject to restrictions as of the date of such termination shall automatically be forfeited and returned to the Company; provided, however, that, in the event of an involuntary termination of the employment of a Participant by the Company other than for Cause, the Committee, in its sole discretion, may waive the automatic forfeiture of any or all such Shares and may add such new restrictions to such Shares of Restricted Stock as it deems appropriate.

         8.11 Nontransferability of Restricted Stock. No shares of Restricted Stock granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution until the termination of the applicable Period of Restriction. All rights with respect to Restricted Stock granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant.

         ARTICLE 9.  BENEFICIARY DESIGNATION

         9.1 Beneficiary Designation. Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his death before he receives any or all of such benefit. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Committee during his lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate.

         ARTICLE 10.  RIGHTS OF EMPLOYEES

         10.1 Participation. No Employee shall have a right to be selected as a Participant, or having been so selected, to be selected again as a Participant. Neither a Participant nor any other person shall, by reason of participation in the Plan, acquire any right in or title to any assets, funds or property of the Company whatsoever, including, without limitation, any specific funds, assets, or other property which the Company or any subsidiary, in its sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the Stock or amounts, if any, payable under the Plan, unsecured by any assets of the Company, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company shall be sufficient to pay any benefits to any person.

         10.2 Employment. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Company. Except as otherwise provided in the Plan, no Award under the Plan shall confer upon the holder thereof any rights as a shareholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights.

         ARTICLE 11.  CHANGE IN CONTROL

         11.1 In General. In the event of a Change in Control of the Company as defined, all Awards under the Plan shall vest 100%, whereupon all Options shall become exercisable in full, the restrictions applicable to Restricted Stock shall terminate, and SARs shall be paid out.

         ARTICLE 12.  AMENDMENT, MODIFICATION, AND TERMINATION

         12.1 Amendment, Modification, and Termination. With the approval of the Board, at any time and from time to time, the Committee may terminate, amend, or modify the Plan. However, without the approval of the stockholders of the Company no such termination, amendment or modification may:

         (a) Increase the total number of Shares of Stock which may be issued under this Plan, either in the aggregate or to an individual, except as provided in Section 4.2(d) herein;

         (b) Change the class of Employees eligible to participate in the Plan;
         or

         (c) Change the provisions of the Plan regarding Option Exercise Price.

         12.2 Awards, Previously Granted. No termination, amendment or modification of the Plan shall in any manner adversely affect any Award theretofore granted under the Plan, without the written consent of the Participant.

         ARTICLE 13.  WITHHOLDING

         13.1 Tax Withholding. All distributions under the Plan are subject to withholding of all applicable taxes, and the Committee may condition the delivery of any cash, Shares or other benefits under the Plan on satisfaction of the applicable withholding obligations. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, State and local taxes (including the Participant's FICA obligation) required by law to be withheld with respect to any grant, exercise, or payment made under or as a result of this Plan.

         13.2 Stock Withholding Elections. Subject to the consent of the Committee, due to the exercise of a (a) Nonstatutory (Nonqualified) Stock Option, (b) lapse of restrictions on Restricted Stock, or (c) the issuance of any other Stock Award under the Plan, a Participant may make an irrevocable election to (i) have shares of Stock otherwise issuable under (a) withheld, or
(ii)
tender back to the Company shares of Stock received pursuant to (a), (b), or
(c), or (iii) deliver back to the Company previously acquired shares of Stock (by actual delivery or attestation) having a Fair Market Value sufficient to satisfy all or part of the Participant's estimated total federal, state, and local tax obligations associated with the transaction. Such elections must be made by a Participant on or prior to the date of exercise. The Committee may disapprove of any election, may suspend or terminate the right to make elections, or may provide with respect to any Award under the Plan that the right to make elections shall not apply to such Awards.

         ARTICLE 14.  INDEMNIFICATION

         14.1 Indemnification. Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof, with the Company's approval, or paid by him in satisfaction of any judgment in any such action, suit, or proceeding against him, provided he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

         ARTICLE 15.  SUCCESSORS

         15.1 Successors. All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business and/or assets of the Company.

         ARTICLE 16.  REQUIREMENTS OF LAW

         16.1 Requirements of Law. The granting of Awards and the issuance of Shares of Stock under this Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

         16.2 Governing Law. The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Illinois.